Exhibit 5.1 and 23.2

                                                 Law Office of Reed & Reed, P.C.
                                                 1919 14th Street, Suite 330
                                                 Boulder, Colorado, 80302
                                                 Tel:   (303) 413-0691
                                                 Fax:   (303) 413-0645

                                                 March 2, 2001



Healthnet International Inc.
Suite 301-1201 West Pender Street
Vancouver, British Columbia
Canada, V6E 2V2


Gentlemen:

In connection with the Registration Statement on Form S-8, being filed by Healthnet International Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 500,000 shares of the Company's Common Stock offered under the Company's Stock Plan for Employees, Directors and Consultants (the "Plan"), we are of the opinion that:

         1. The Company is a validly organized and existing corporation under the laws of Colorado;

         2. All necessary corporate action has been duly taken to authorize the establishment of the Plan and the issuance of 500,000 shares of the Company's Common Stock under the Plan; and

         3. The shares of the Company's Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.

Very truly yours,




/S/ Law Office of Reed & Reed, P.C.